UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of July 23, 2003

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-2604
(Commission File Number)

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press release of Registrant dated July 22, 2003.
99.2  Tables to press release of Registrant dated July 22, 2003.

Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12).

Registrant is furnishing its press release and related tables to the press release dated July 22, 2003, which reports Registrant's second quarter 2003 results, pursuant to Item 12, "Results of Operations and Financial Condition", of Form 8-K. The press release and related tables are included herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                                                          GENERAL BINDING CORPORATION

                                                                                                                           By: /s/ Steven Rubin
                                                                                                                           Steven Rubin
                                                                                                                           Vice President, Secretary &
                                                                                                                           General Counsel
                                                                                                                           July 23, 2003

2

EXHIBIT 99.1
GBC REPORTS 2nd QUARTER 2003 RESULTS
Total Segment Operating Income Stable on Slightly Lower Sales
Company Takes Steps to Improve Profitability

Northbrook, IL, July 22, 2003 -- General Binding Corporation (Nasdaq: GBND) today announced results for the second quarter of 2003. Total segment operating income for the quarter was comparable to the level posted last year, despite a sales decline of 1.8% reflecting the continuing weak economy. In addition, the Company reported a net loss for the quarter of $(0.32) per share, including a pre-tax charge of $8.4 million for certain cost improvement initiatives, compared to net income last year of $0.13 per share, which included $1.7 million of charges.

In response to the soft sales environment and to improve its profitability, GBC announced several initiatives during the quarter. These initiatives are anticipated to generate over $2 million of profitability improvement in 2003, and more than $10 million of annualized improvement after the expected completion of the initiatives in mid-year 2004. The Company reported $8.4 million of charges related to these initiatives in the second quarter. GBC also announced the refinancing of its senior credit facility during the quarter, which, together with two other recent financings, are expected to generate over $4 million of annualized interest payment savings.

"The weak economy continues to affect sales in certain areas of our business," said Dennis Martin, GBC's Chairman, President and CEO. "However, the Operational Excellence initiatives we undertook throughout the organization last year to generate cost savings and increases in productivity levels have helped considerably to stabilize our results this year. The new programs we recently announced should contribute significant improvements in GBC's efficiencies and profitability."

2nd Quarter 2003 Results

Financial results for the quarter included the following highlights:

Sales in the quarter totaled $171.2 million, down $3.2 million, or 1.8%, from the second quarter of 2002. International sales within the Groups were positively affected by exchange rate movements. Sales in the Commercial and Consumer Group declined by $4.9 million, or 4.2%, in the quarter over the prior year, due primarily to continuing lower demand in visual communication products, partially offset by growth in the 3-ring binder business. The Industrial and Print Finishing Group's sales were down $0.9 million, or 2.7%, as lower domestic commercial films sales were not completely offset by higher international sales. Sales in the Europe Group were up $2.6 million, or 11.7%, primarily due to favorable exchange rates.

The Company's gross profit for the quarter decreased by $1.6 million, or 0.2 points over the prior year to 39.8%, primarily related to the adverse effect of lower sales volumes and certain mix changes in the Commercial and Consumer Group, partially offset by the favorable impact of Operational Excellence initiatives.

Selling, service and administrative expenses were down $1.9 million, or 3.3%, in the quarter compared to prior year, primarily due to lower levels of discretionary spending and variable expenses, partially offset by the adverse effect of exchange rate movements on international expenses.

Total segment operating income for the quarter was roughly flat compared to last year at $11.6 million. Operating income in the Commercial and Consumer and the Industrial and Print Finishing Groups were down $2.7 million and $0.7 million, respectively, as a result of lower sales and lower gross profit margins. The Europe Group's operating income was up $1.9 million due primarily to the favorable effect of exchange rates and lower costs.

Restructuring expense in the quarter totaled $8.4 million. This expense was related to the manufacturing rationalization and workforce reduction programs detailed below. In the second quarter of 2002, restructuring and other charges totaled $1.7 million.

Interest expense in the quarter totaled $10.2 million, roughly flat to the $10.0 million from the prior year. Included in interest expense for the quarter was $1.1 million related to the loss on the extinguishment of the Company's prior credit facility which was refinanced in June 2003.

A net loss was reported for the quarter of $(0.32) per share, including a pre-tax charge of $8.4 million for the aforementioned cost improvement initiatives, compared to net income last year of $0.13 per share, which included $1.7 million of charges.

Total net debt at the end of the quarter, adjusted for cash and equivalents, was $334 million, up roughly $11 million from the amount outstanding at the beginning of the year.

Six-Month Results

For the first six months of 2003, sales were $340.6 million, down 1.7% from the same period last year. The net loss for the period was $(0.32) per share, including pre-tax charges totaling $9.8 million. For the same period last year, the Company reported a net loss of $(5.23) per share, including charges of $6.6 million and the cumulative effect of accounting changes totaling $79 million.

Company Comments

"In response to the continuing weak economy, we have continued to look hard at our organization to improve our profitability," continued Mr. Martin, "and we recently announced several major initiatives that should reduce expenses and realign a portion of our manufacturing operations for improved profitability and efficiencies."

"We also significantly improved our capital structure by completing the refinancing of our senior credit facility during the quarter," continued Mr. Martin. "This was an important financial milestone for GBC. We enhanced our financial flexibility by significantly reducing our interest payments and achieving a maturity date of January 2008."

"Overall," Mr. Martin concluded, "the successful implementation of GBC's Operational Excellence initiatives has helped us weather the lack of top line growth. We are confident that the new initiatives we undertook this quarter and our continuing focus on long-term sales and marketing initiatives position us well to drive growth in shareholder value as the economy improves."

Recent Actions To Improve Profitability

On July 17, the Company announced several measures to improve its cost structure and reduce its expenses. These initiatives are anticipated to generate over $2 million of profitability improvement in 2003 and more than $10 million of annualized improvement after the expected completion of the initiatives in mid-year 2004, and they include:

Booneville, MS Manufacturing Rationalization -- As part of its ongoing Operational Excellence Program, GBC has begun relocating certain labor-intensive office products manufacturing operations from its Booneville facility to its Nuevo Laredo, Mexico facility and outsourcing several other product lines. As a result, the Booneville workforce will be reduced by about 250 employees from a total of 660 over the next 12 months.

Workforce Reduction Program - In addition to the workforce reduction actions in Booneville, the Company has recently completed a reduction in staffing of about 115 employees at other GBC locations, bringing the total number of employees affected company-wide to approximately 365, or about 9% of GBC's total employees.

The Company expects to take charges totaling approximately $9.5 million related to these cost reduction programs, of which $8.4 million was recognized in the second quarter of 2003. The cash portion of the charges is estimated at about $4 million, principally related to severance expenses. The remaining charges will be non-cash and are mainly related to asset impairments at the Booneville facility.

Senior Credit Facility Refinancing

On June 30, GBC announced the refinancing of its primary senior credit facility. The new $197.5 million facility includes a $72.5 million multicurrency revolving credit line and a $125 million term loan. The maturity date on the new facility is January 15, 2008, and it provides for significantly lower interest rates compared to the previous facility. The facility, led by Harris Bank, LaSalle Bank and General Electric Capital Corporation, should provide the financial flexibility and liquidity to support all of GBC's currently anticipated operating and capital requirements.

GBC was successful in reducing the size of the new facility by more than $90 million from the previous facility primarily as a result of debt reduction achieved through the successful execution of its Operational Excellence Program and approximately $30 million of aggregate proceeds from two other recent financings. The annualized interest payment savings from these financings is expected to be more than $4 million.

Financial Reporting Changes

Beginning with its second quarter results, the Company's financial reporting has been modified to reflect the strategic organizational restructuring announced in late-2002. This change more closely aligns GBC's marketing, sales and support functions around its key customers and end-consumers and eliminates operational overlap. The realignment primarily consisted of combining three of the Company's four business units into the following two new Groups:

Commercial and Consumer Group (combination of the Document Finishing Group, Office Products Group, the Education division and the Asia/Pacific region). This combined group will focus on branding and marketing strategies for "consumer-ready" products that leverage GBC's leadership among customers of its binding, laminating and information-display products in the work, school and home environments.

Industrial and Print Finishing Group (combination of the Films Group and the Automated Finishing division). This combined group will target print-for-pay and other finishing customers who use GBC's professional-grade finishing equipment and supplies as part of their mass production or sophisticated, professional applications.

Conference Call

On July 23, 2003, at 10:00 a.m. Central Time, GBC's management will host a conference call to discuss the Company's second quarter 2003 results. The live presentation, and an archived replay, will be available via an internet webcast and can be accessed from the investor relations section of GBC's website at http://www.gbc.com or at www.streetevents.com.

GBC is a world leader in products that bind, laminate, and display information enabling people to accomplish more at work, school and home. GBC's products are marketed in over 100 countries under the GBC, Quartet, and Ibico brands, and they help people enhance printed materials and organize and communicate ideas.

This press release includes forward-looking statements involving uncertainties and risks, and there can be no assurance that actual results will not differ from the Company's expectations. The words "should," "believe," "anticipates," "plans," "may," "expects" and other expressions that indicate future events and trends identify forward-looking statements. Factors that could cause materially-different results include, among other things, competition within the office products and lamination film products markets, effects of general economic conditions, the restructuring activities associated with the integration and go-to-market strategies of the Company's business units, the ability of the Company's distributors to successfully market the Company's products and other risks described in the Company's filings with the S.E.C. The Company assumes no obligation to update its forward-looking statements.

Contact: Paul J. Bors, Corporate Treasurer
(847) 291-6187
inv-rel@gbc.com (E-mail)
www.gbc.com (GBC's web site)

EXHIBIT 99.2
GBC PRESS RELEASE AND TABLES

Exhibit A to
2003 Q2 Earnings Release

GENERAL BINDING CORPORATION
THREE AND SIX MONTHS  ENDED JUNE 30, 2003
 (Amounts in Thousands except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
CONSOLIDATED SUMMARY OF INCOME	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$ 171,150	$ 174,336	$ 340,585	$346,598
Cost of sales:
Product cost of sales, including development
and engineering	102,958	103,990	204,923	210,240
Inventory rationalization and write-down charges	-	600	-	672
Selling, service and administrative	56,416	58,315	113,965	113,800
Amortization of intangible assets	189	214	377	477
Restructuring and other:
Restructuring	8,384	961	9,789	5,130
Other	-	133	-	758
Interest expense	10,247	9,953	19,545	20,245
Other expense (income), net	137	(1,560)	(188)	(802)
(Loss) income before taxes and cumulative
effect of accounting change	(7,181)	1,730	(7,826)	(3,922)

Income tax benefits	(2,057)	(367)	(2,785)	(150)
Cumulative effect of accounting change, net of taxes (1)	-	-	-	79,024
Net (loss) income	$ (5,124) ======	$ 2,097 =====	$ (5,041) ======	$ (82,796) =======
Earnings per share:
Basic and diluted
Before cumulative effect of accounting change	$ (0.32)	$ 0.13	$ (0.32)	$ (0.24)
Cumulative effect of accounting change	-	-	-	(4.99)
Net income (loss) per share	$ (0.32) =====	$ 0.13 ====	$ (0.32) =====	$ (5.23) =====
Avg. common shares outs. (basic)	15,961	15,868	15,956	15,838
Avg. common shares outs. (diluted)	15,961	16,528	15,956	15,838
(1)

GBC implemented SFAS No. 142, "Goodwill and other Intangible Assets," in the first quarter of 2002. SFAS No. 142 subjects goodwill to a fair-value based impairment test. As a result of applying the impairment tests, GBC recorded a gross goodwill impairment of $110.0 million and an offsetting tax benefit of $31.0 million. These impairment charges were recorded as of January 1, 2002. This charge is non-cash and had no impact on the Company's operations.

Exhibit B to
2003 Q2 Earnings Release

GENERAL BINDING CORPORATION
SEGMENT INFORMATION
(Amounts in Thousands)

		Net Sales Three Months Ended		Net Sales Six Months Ended
		June 30,		June 30,
		2003	2002	2003	2002
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Commercial and Consumer Group	$ 111,467	$ 116,323	$ 221,037	$ 228,250
	Industrial and Print Finishing Group	34,704	35,651	68,238	69,474
	Europe	24,979	22,362	51,310	48,874
	Total	$ 171,150 =======	$ 174,336 =======	$ 340,585 =======	$ 346,598 =======

		Segment Operating Income (1) Three Months Ended		Segment Operating Income (1) Six Months Ended
		June 30,		June 30,
		2003	2002	2003	2002
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	Commercial and Consumer Group	$ 12,044	$ 14,738	$ 22,904	$ 28,025
	Industrial and Print Finishing Group	4,646	5,367	8,965	9,453
	Europe	1,206	(682)	2,494	180
	Unallocated corporate items	(6,309)	(7,606)	(13,043)	(15,577)
	Total	$ 11,587 ======	$ 11,817 ======	$ 21,320 ======	$ 22,081 ======

		Reconciliation of Segment Operating Income
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2003	2002	2003	2002
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Total segment operating income	$ 11,587	$ 11,817	$ 21,320	$ 22,081
	Interest expense	10,247	9,953	19,545	20,245
	Restructuring and other expenses	8,384	1,694	9,789	6,560
	Other (income) expense	137	(1,560)	(188)	(802)
	Income before taxes and cumulative effect of accounting change	$ (7,181) ======	$ 1,730 =====	$ (7,826) ======	$ (3,922) ======
Notes:
(1)

Segment operating income is defined as net sales less product cost of sales, selling, service and administrative expenses and amortization of intangibles. Inventory rationalization and write-down charges, restructuring and other expenses are not included in segment results. Additionally, certain expenses of a corporate nature and certain shared expenses are not allocated to the business groups.

Exhibit C to
2003 Q2 Earnings Release

GENERAL BINDING CORPORATION
BALANCE SHEET
(Amounts in Thousands)

		June 30,	December 31,
BALANCE SHEET SUMMARY		2003	2002
Assets		(Unaudited)
Current assets:
Cash and equivalents		$ 6,996	$ 18,251
Receivables, net		125,546	121,709
Inventories		88,940	91,920
Other		35,595	34,913
Total current assets		257,077	266,793
Capital assets, net		98,224	106,877
Other assets		187,363	180,839
Total Assets		$ 542,664 =======	$ 554,509 =======

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable		$ 42,909	$ 50,459
Accrued liabilities		80,506	86,579
Notes payable and current maturities		20,901	26,654
Total current liabilities		144,316	163,692
Long-term debt less current maturities		320,141	314,766
Other long-term liabilities		32,883	33,920
Total stockholders' equity		45,324	42,131
	Total Liabilities and Stockholders' Equity	$ 542,664 =======	$ 554,509 =======

SELECTED FINANCIAL INFORMATION
(Amounts in Thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Depreciation and amortization expense	$ 6,852	$ 7,742	$ 13,715	$ 15,108
Capital expenditures	$ 2,583	$ 2,503	$ 4,006	$ 4,191